AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Employment Agreement ("Amendment") is made and entered into as of May 17, 2007 by and between Peerless Systems Corporation, a Delaware corporation ("Peerless") and Richard L. Roll ("Executive").

WHEREAS, Executive is currently employed by Peerless pursuant to a written employment agreement executed as of December 15, 2006 (the "Employment Agreement");

WHEREAS, Executive and Peerless wish to modify the "Change in Control" definition of the Employment Agreement to be consistent with the "Change in Control" definition in the form of change in control severance agreement entered into between Peerless and certain other members of senior management;

THEREFORE, the parties agree as follows:

1. The "Change in Control" definition of the Employment Agreement shall be modified so that it reads as follows:

"Change in Control" shall mean (i) the acquisition by any person, entity or group (other than Peerless, its subsidiaries or any employee benefit plan of Peerless) of fifty percent (50%) or more of the combined voting power of Peerless’ then outstanding securities, (ii) a change, during any period of two consecutive years, in a majority or more of the Board, if the new members have not been approved by at least two-thirds of the incumbent Board, (iii) the consummation by Peerless of a merger, consolidation, reorganization or business combination of Peerless, a sale or other disposition of all or substantially all of Peerless' assets or the acquisition of assets or stock of another entity, in each case other than a transaction in which the voting securities of Peerless immediately prior thereto continue to represent at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the surviving entity immediately after such transaction, or (iv) a liquidation or dissolution of Peerless.

2. Any capitalized terms in this Amendment that are not defined herein shall have the same meaning as set forth in the Employment Agreement.

3. Except as expressly set forth above, this Amendment shall not amend, supersede or otherwise modify any provision of the Employment Agreement.

Peerless Systems Corporation

/s/ William B. Patton Jr.
By: William B. Patton, Jr.
Chairman, Compensation
Committee

EXECUTIVE

/s/ Richard L. Roll
Richard L. Roll